UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 17, 2008

(Date of earliest event reported)

EYE CARE CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Texas	33-70572	74-2337775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11103 West Avenue

San Antonio, Texas 78213-1392

(Address of principal executive offices, including zip code)

(210) 340-3531

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On June 17, 2008, HVHC Inc. (“HVHC”), a wholly owned subsidiary of Highmark Inc. and the holding company for Highmark Inc.’s vision business, which includes Eye Care Centers of America, Inc. (“ECCA”) as well as Davis Vision, Inc. and Viva Optique, Inc., announced that David Holmberg will become the new President and Chief Executive Officer of HVHC effective July 1, 2008. Mr. Holmberg has served as Chief Executive Officer of ECCA since January 1, 2008 and will continue to serve in that role in addition to his new position with HVHC. He will also become chairman of the board of directors of each of ECCA, Davis Vision, Inc. and Viva Optique, Inc. effective July 1, 2008.

In connection with Mr. Holmberg’s appointment to these positions, his annual salary will be increased to $480,000, a portion for which HVHC will reimburse ECCA in an amount to be determined at a later date. He will continue to be eligible to participate in HVHC’s Annual Executive Incentive Plan and HVHC’s Long Term Incentive Plan but with higher total incentive opportunities.

Both the annual and long term incentive plans are based upon key business drivers and the performance of the consolidated HVHC group. Under the 2008 annual plan, 70% of the incentive is based upon HVHC pre-tax net income and the remaining 30% based upon key business drivers including sale of Viva Optique branded product in ECCA stores and retail sales to Davis Vision managed care enrollees. The compensation for Mr. Holmberg under the annual plan can range from 0% to 82.5% of salary based on actual annualized results and the action of the HVHC and ECCA Personnel and Compensation Committees. Under the long term plan, 70% of the incentive is based on cumulative HVHC EBITDA and the remaining 30% based on HVHC return on invested capital. The compensation for Mr. Holmberg under the long term plan can range from 0% to 130% of salary based on actual annualized results and the action of the HVHC and ECCA Personnel and Compensation Committees.

The cost of Mr. Holmberg’s aggregate compensation will be allocated between ECCA and HVHC in amounts to be determined at a later date. Mr. Holmberg will be subject to a severance letter agreement with HVHC effective July 1, 2008, which will replace his current severance letter agreement with ECCA. The HVHC severance letter agreement will provide for certain rights and obligations in the event Mr. Holmberg’s employment is terminated between July 1, 2008 and December 31, 2010. The severance letter agreement will otherwise be substantially similar to Mr. Holmberg’s current severance letter agreement with ECCA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eye Care Centers of America, Inc.

Dated: June 23, 2008

By:	/s/ Jennifer Kelley
Executive Vice President and Chief Financial Officer

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